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                                                                  EXHIBIT 3.4













                           ARTICLES OF INCORPORATION

                                       OF

                          AMBASSADOR APARTMENTS, INC.







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                               TABLE OF CONTENTS

                                                                           Page


ARTICLE I
     Name ................................................................   1

ARTICLE II
     Principal Office, Registered Office, and Agent.......................   1

ARTICLE III
     Purpose..............................................................   1

ARTICLE IV
     Capitalization.......................................................   1
     4.1   CAPITAL STOCK..................................................   1
           Section 4.1.1.   Authority to Issue Stock......................   1
           Section 4.1.2.   Shares and Par Value..........................   2
           Section 4.1.3.   Determination of Funds Legally
                Available for Distribution................................   2
           Section 4.1.4.   Preemptive Rights.............................   3
           Section 4.1.5.   Control Shares................................   3
           Section 4.1.6.   Business Combinations.........................   3
     4.2   CERTAIN DEFINITIONS............................................   3
     4.3   PREFERRED STOCK................................................   9
     4.4   EXCESS STOCK...................................................  10
     4.5   COMMON STOCK...................................................  10
           Section 4.5.1.   Dividends.....................................  10
           Section 4.5.2.   Distribution Upon Liquidation,
                Dissolution or Winding Up.................................  10
           Section 4.5.3.   Voting Rights.................................  11
           Section 4.5.4.   Exclusion of Other Rights.....................  11
           Section 4.5.5.   Common Stock Ownership Limitations............  11
           Section 4.5.6.   Remedies for Breach...........................  15
           Section 4.5.7.   Notice of Restricted Transfer.................  15
           Section 4.5.8.   Owners Required to Provide
                Information...............................................  16
           Section 4.5.9.   Remedies Not Limited..........................  16
           Section 4.5.10.  Ambiguity.....................................  16
           Section 4.5.11.  Exceptions....................................  17
           Section 4.5.12.  Legend........................................  18
     4.6   EXCESS COMMON STOCK............................................  20



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                                                                          Page

           Section 4.6.1.  Ownership in Trust............................  20
           Section 4.6.2.  Dividend Rights...............................  20
           Section 4.6.3.  Rights Upon Liquidation.......................  20
           Section 4.6.4.  Voting Rights.................................  21
           Section 4.6.5.  Restrictions On Transfer; Designation
                of Beneficiary...........................................  21
           Section 4.6.6.  Purchase Right in Excess Common
                Stock....................................................  21

ARTICLE V
     General REIT Provisions.............................................  22
     Section 5.1.  Termination of REIT Status............................  22
     Section 5.2.  Exchange or Market Transactions.......................  22
     Section 5.3.  Kemper Corporation Limitations........................  22
     Section 5.4.  Severability..........................................  23
     Section 5.5.  Waiver................................................  23

ARTICLE VI
     Board of Directors..................................................  23
     Section 6.1.  Management............................................  23
     Section 6.2.  Number................................................  23
     Section 6.3.  Classification........................................  24
     Section 6.4.  Removal...............................................  24
     Section 6.5.  By-laws...............................................  24
     Section 6.6.  Powers................................................  25

ARTICLE VII
     Stockholders........................................................  25

ARTICLE VIII
     Liability...........................................................  25

ARTICLE IX
     Indemnification.....................................................  26

ARTICLE X
     Written Consent of Stockholders.....................................  26

ARTICLE XI
     Amendment...........................................................  27



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                                                                         Page

ARTICLE XII
     Existence .......................................................... 27





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                           ARTICLES OF INCORPORATION

                                       OF

                          AMBASSADOR APARTMENTS, INC.




                                   ARTICLE I
                                      NAME

          The name of the corporation (the "Corporation") is Ambassador Apartments, Inc.


                                   ARTICLE II
                 PRINCIPAL OFFICE, REGISTERED OFFICE, AND AGENT

          The post office address of the Corporation's principal office in the State of Maryland is c/o United Corporate Services, Inc., 20 South Charles Street - Suite 1200, Baltimore, Maryland 21201. The name and address of the Corporation's resident agent in the State of Maryland is United Corporate Services, Inc., 20 South Charles Street - Suite 1200, Baltimore, Maryland 21201. The registered agent is a corporation located in the State of Maryland.


                                  ARTICLE III
                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force (the "MGCL").


                                   ARTICLE IV
                                 CAPITALIZATION

4.1   CAPITAL STOCK

          Section 4.1.1. AUTHORITY TO ISSUE STOCK. The Board of Directors of the Corporation (the "Board of Directors") is hereby empowered to authorize the issuance from time to time of shares of Capital Stock (as defined in Section 4.2), whether now or

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hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation, in the Amended and Restated By-Laws of the Corporation as they may be amended from time to time (the "By-laws") or in the MGCL.

          Section 4.1.2. SHARES AND PAR VALUE. The total number of shares of all classes of Capital Stock that the Corporation shall have authority to issue is 240,000,000 shares consisting of (i) 100,000,000 shares of common stock having a par value of one cent ($.01) per share (the "Common Stock"), amounting to an aggregate par value of $1,000,000; (ii) 20,000,000 shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"), amounting to an aggregate par value of $200,000; and (iii) 120,000,000 shares of excess stock having a par value of one cent ($.01) per share (the "Excess Stock"), amounting to an aggregate par value of $1,200,000, of which 100,000,000 shares shall be designated Excess Common Stock (the "Excess Common Stock") and 20,000,000 shares shall be designated Excess Preferred Stock (the "Excess Preferred Stock"). The aggregate par value of all the shares of all classes of Capital Stock that the Corporation shall have authority to issue is $2,400,000. Unissued shares of the Common Stock and Preferred Stock may be issued, from time to time, in one or more classes or series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of Capital Stock, shall specify the number of shares to be included in the series and, subject to the provisions of this
Article IV regarding Excess Stock, shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other classes of Common Stock or of any series of Preferred Stock outstanding at the time and notwithstanding any other provision of the Charter, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any classes or series of Common Stock or Preferred Stock by setting, or changing in any one or more respects, from time to time before issuing the shares, subject to the provisions of this Article IV regarding Excess Stock, the



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terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any classes of Common Stock or series of Preferred Stock.

          Section 4.1.3. DETERMINATION OF FUNDS LEGALLY AVAILABLE FOR DISTRIBUTION. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of Capital Stock is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Capital Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

          Section 4.1.4. PREEMPTIVE RIGHTS. No holder of shares of Capital Stock shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any other class of Capital Stock which the Corporation may issue or sell.

          Section 4.1.5.  CONTROL SHARES.  Pursuant to Section   3-702(b) of the
MGCL, the terms of Subtitle 7 of Title 3 of such law shall be inapplicable to any acquisition of a Control Share (as determined in Section 3-701(d) of the MGCL) that is not prohibited by the terms of this Article IV or Article V of these Articles of Incorporation.

          Section 4.1.6. BUSINESS COMBINATIONS. Pursuant to Section 3-603(e) of the MGCL, the provisions of Section 3-602 of the MGCL shall be inapplicable to any Business Combinations (as defined in Section 3-601(e) of the MGCL).

4.2   CERTAIN DEFINITIONS

          Unless the context otherwise requires, the terms defined in this
Section 4.2 shall have, for all purposes of these Articles of Incorporation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).



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          "ACQUIRE" shall mean the acquisition of Beneficial Ownership or
Constructive Ownership of shares of Capital Stock by any means including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below. The term "Acquisition" shall have the correlative meaning.

          "AFFILIATE" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

          "AGGREGATE STOCK OWNERSHIP LIMIT" shall mean 9.9% (in value) of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

          "BENEFICIAL OWNERSHIP" shall mean ownership of Capital Stock by a Person who is or would be treated as an actual owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          "BENEFICIARY" shall mean a beneficiary of the Trust as determined pursuant to Section 4.6.5.

          "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "CAPITAL STOCK" shall mean all classes or series of capital stock of the Corporation including, without limitation, Common Stock, Preferred Stock and Excess Stock.




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          "CLOSING PRICE" with respect to any class or series of Capital Stock on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Capital Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors and making a market in such Capital Stock.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" shall have the meaning set forth in Section 4.1.2.

          "COMMON STOCK AFFECTED PERSONS" shall have the meaning set forth in
Section 4.5.5(c).

          "COMMON STOCK CONSTRUCTIVE OWNERSHIP EVENT" shall have the meaning set forth in Section 4.5.5(c).

          "COMMON STOCK OWNERSHIP LIMIT" shall mean 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock and the outstanding shares of Excess Common Stock. The number and value of outstanding shares of Common Stock and Excess Common Stock



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shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

          "CONSTRUCTIVE OWNERSHIP" shall mean ownership of Capital Stock by a Person who is or would be treated as an actual owner of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          "CONVERSION" shall mean a conversion of shares of Preferred Stock into Common Stock.

          "CONVERSION HOLDER" shall mean any Person who becomes the Beneficial Owner or Constructive Owner of Common Stock in excess of the Common Stock Ownership Limit by reason of the Conversion of shares of any series of Preferred Stock which are convertible into Common Stock.

          "EXCESS COMMON STOCK" shall have the meaning set forth in Section
4.1.2.

          "EXCESS COMMON STOCK DESIGNATION PERIOD" shall have the meaning set forth in Section 4.6.5.

          "EXCESS COMMON STOCK LIMITATION PRICE" shall mean the lesser of (A) in the case of Excess Common Stock resulting from a Transfer or Acquisition for value, the price per share that the Purported Beneficial Transferee paid for the Common Stock in the purported Transfer or Acquisition that resulted in the issuance of the Excess Common Stock, or, in the case of Excess Common Stock resulting from (1) a Transfer or Acquisition other than for value (such as a gift, devise or similar Transfer) or (2) an event other than a Transfer or Acquisition, a price per share equal to the Market Price of the Common Stock that was exchanged for such Excess Common Stock on the date of the purported Transfer, Acquisition or other event that resulted in the issuance of the Excess Common Stock, or (B) a price per share equal to the Market Price of the Common Stock on the date on which (i) the Corporation designates a Beneficiary pursuant to




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Section 4.6.5(a), or (ii) the Corporation, or its designee, accepts the offer to sell pursuant to Section 4.6.6.

          "EXCESS STOCK" shall have the meaning set forth in Section 4.1.2.

          "EXCHANGE RIGHTS AGREEMENT" shall mean the Exchange Rights Agreement, dated as of the Initial Issue Date, among the Corporation and all existing limited partners of the Operating Partnership, as such agreement may be amended from time to time, including but not limited to any amendment to make a limited partner of the Operating Partnership a party to such agreement.

          "INITIAL ISSUE DATE" (i) with respect to the Common Stock, shall mean the date that shares of Common Stock are first issued by the Corporation or (ii) with respect to any series of Preferred Stock, shall mean the date that shares of such series of Preferred Stock are first issued by the Corporation.

          "INITIAL PUBLIC OFFERING" shall mean the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

          "MARKET PRICE" on any date shall mean, with respect to any class or series of outstanding Capital Stock, the average of the Closing Price for such Capital Stock for the five consecutive Trading Days ending on such date.

          "MGCL" shall have the meaning set forth in Article III.

          "OPERATING PARTNERSHIP" shall mean Prime Residential, L.P., a Delaware limited partnership.

          "PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of Prime Residential, L.P., of which the Corporation is the sole general partner, dated as of the Initial Issue Date, as such agreement may be amended from time to time.

          "PERSON" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under




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Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also incudes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "PREFERRED STOCK" shall have the meaning set forth in Section 4.1.2.

          "PURPORTED BENEFICIAL HOLDER" shall mean, with respect to any event other than a purported Transfer or Acquisition which results in Excess Stock, the person for whom the applicable Purported Record Holder held the shares of Capital Stock that were, pursuant to Section 4.5.5, automatically exchanged for shares of Excess Stock upon the occurrence of such event. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

          "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer or Acquisition had not violated the provisions of Section 4.5.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

          "PURPORTED RECORD HOLDER" shall mean, with respect to any event other than a purported Transfer or Acquisition which results in Excess Stock, the record holder of the shares of Capital Stock that were, pursuant to Section 4.5.5, automatically exchanged for shares of Excess Stock upon the occurrence of such event. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

          "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Stock, the Person who would have been the record holder of the Capital Stock if such Transfer or Acquisition had not violated the provisions of Section 4.5.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same



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Person.

          "REIT" shall mean a real estate investment trust within the meaning of
Section 856 of the Code.

          "RESTRICTION TERMINATION DATE" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to
Section 5.1 of these Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and the Transfer or Acquisition of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

          "SPECIAL TRIGGERING EVENT" shall mean either (i) the election by one or more holders of any series of Preferred Stock convertible into Common Stock to convert all or a portion of such Preferred Stock into shares of Common Stock,
(ii) the redemption or purchase by the Corporation of all or a portion of the outstanding shares of Capital Stock or (iii) a change in the relative values of classes of Capital Stock.

          "TRADING DAY" with respect to any class or series of Capital Stock shall mean a day on which the principal national securities exchange on which the applicable Capital Stock is listed or admitted to trading is open for the transaction of business or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any Business Day.

          "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), in each case whether voluntary or involuntary, whether of record or Beneficially Owned or Constructively Owned (including, without



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limitation, Transfers of interests in other entities which result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock), and whether by operation of law or otherwise. The term "Transfer" shall also include an Acquisition. The terms "Transferring" and "Transferred" shall have the correlative meanings.

          "TRUST" shall mean each of the trusts provided for in Section 4.6.1.

          "TRUSTEE" shall mean the Corporation, acting as trustee for any of the Trusts, or any successor trustee appointed by the Corporation.

          "UNITS" shall mean units of partnership interest (including, without limitation, units of preferred partnership interests and units of common partnership interests) in the Operating Partnership.

4.3   PREFERRED STOCK

          Subject to the rights of any other class of Capital Stock having voting rights with respect thereto, Preferred Stock may be issued from time to time in one or more series, and the Board of Directors may, by resolution providing for the issuance of such Preferred Stock, designate with respect to such shares: (a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or noncumulative), including the dividend rate or rates, the conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of Capital Stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of Capital Stock, including the price or prices or the rates of exchange; (f) restrictions on the transfer and ownership of such Preferred Stock, including, without limitation, restrictions to preserve REIT status, and any mechanisms necessary or appropriate for enforcing such restrictions; and (g) other relative, participating, optional or special rights, qualifications, limitations or restrictions.




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4.4   EXCESS STOCK

          Subject to the rights of any other class of Capital Stock having voting rights with respect thereto, Excess Stock may be issued from time to time in one or more series, and the Board of Directors may, by resolution providing for the issuance of such Excess Stock, designate with respect to such shares:
(a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or noncumulative), including the dividend rate or rates, the conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of Capital Stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of Capital Stock, including the price or prices or the rates of exchange; (f) restrictions on transfer and ownership to preserve REIT status; (g) designation of Beneficiaries; (h) purchase right in Excess Stock; and (i) other relative, participating, optional or special rights, qualifications, limitations or restrictions.

4.5  COMMON STOCK

          Section 4.5.1. DIVIDENDS. Subject to the preferential rights of any class or series within any such class of Capital Stock ranking senior as to dividends to the Common Stock, and subject to the provisions of Section 4.6 of these Articles of Incorporation, the record holder of shares of Common Stock shall be entitled to receive, out of the assets of the Corporation which are legally available therefor, such dividends as from time to time may be declared by the Board of Directors. All such holders shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all dividends paid on the Common Stock.

          Section 4.5.2 DISTRIBUTION UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential rights of any class of Capital Stock ranking senior to the Common Stock as to



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preferences for distributions of assets upon liquidation, dissolution or winding up of the Corporation and subject to the provisions of this Article IV and
Article V (including all classes or series of Preferred Stock and Excess Preferred Stock), the holders of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock and Excess Common Stock which results from the ownership of Common Stock in excess of the applicable limits specified in this Article IV and Article V, a portion of the assets of the Corporation available for distribution to the holders of Common Stock and Excess Common Stock calculated by dividing the number of shares of Common Stock held by such holder by the total number of shares of Common Stock and Excess Common Stock then outstanding.

          Section 4.5.3. VOTING RIGHTS. Except as otherwise provided in these Articles of Incorporation or required by applicable law, each holder of shares of Common Stock shall be entitled to notice of, and the right to vote at, any meeting of the stockholders of Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. Without limiting the foregoing, the holders of record of shares of Common Stock shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote, then outstanding, on any resolution presented by the Board of Directors pursuant to Section 5.1.

          Section 4.5.4. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Common Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in these Articles of Incorporation.

          Section 4.5.5.  COMMON STOCK OWNERSHIP LIMITATIONS.

          (a) During the period commencing on the Initial Issue Date and prior to the Restriction Termination Date:

                (i) Except as provided in Section 4.5.11, no Person shall Acquire or Beneficially or Constructively Own any shares of Common Stock, if, as the result of such



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

Acquisition or Beneficial or Constructive Ownership, such Person shall Beneficially or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit;

          (ii) No Person shall Acquire or Beneficially or Constructively Own shares of Capital Stock to the extent that such Acquisition or Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Con structive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

          (iii) In the event that the Corporation issues convertible Preferred Stock, the Board of Directors may, by resolution providing for the issuance of such Preferred Stock, adopt the following provision to be applicable to Common Stock, in lieu of the provision of subsection (i) above:


          (x) Except as provided in Section 4.5.11, no Person, other than a Conversion Holder, shall Acquire or Beneficially or Constructively Own any shares of Common Stock if, as the result of such acquisition or Beneficial or Constructive Ownership, such Person shall Beneficially or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit; provided, however, a Conversion Holder shall only be permitted to Acquire or Beneficially Own or Constructively Own shares of Common Stock in excess of the limitation provided herein to the extent that such excess Beneficial or Constructive Ownership was caused by a Conversion of Preferred Stock into Common Stock;

          (y) Except as provided in Section 4.5.11, no Person, including but not limited to a Conversion



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

          Holder, shall Acquire or Beneficially or Constructively Own any shares of Preferred Stock or Common Stock in excess of the Aggregate Stock Ownership Limit;

          (b) If, during the period commencing on the Initial Issue Date and prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Common Stock (other than a Transfer or Acquisition to which Section 4.5.5(c) applies) (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system), occurs which, if effective, would result in any Person Acquiring shares of Common Stock in violation of Section 4.5.5(a), (i) then that number of shares of the Common Stock being Transferred or Acquired that otherwise would cause such Person to violate Section 4.5.5(a) (rounded up to the nearest whole share) shall be automatically converted into and exchanged for an equal number of shares of Excess Common Stock, effective as of the close of business on the Business Day prior to the date of such Transfer or Acquisition, and such Person shall acquire no rights in such shares or (ii) if the conversion to, and exchange for, shares of Excess Common Stock described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Acquiring or Transferring Common Stock in violation of Section 4.5.5(a), then the Transfer or Acquisition of that number of shares of Common Stock that otherwise would cause any Person to violate Section 4.5.5(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock.

          (c) If, during the period commencing on the Initial Issue Date and prior to the Restriction Termination Date, a change in the relationship between two or more Persons ("Common Stock Affected Persons") results in any of such Common Stock Affected Persons Beneficially or Constructively Owning Shares of Common Stock in violation of Section 4.5.5(a) because of the application of
Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) or
Section 544 of the Code (as modified by Section 856(h)(1)(B) of the Code) (a "Common Stock Constructive Ownership Event"), then that number of shares of Common Stock Beneficially or Constructively Owned by the Common Stock Affected Persons (rounded up to the nearest whole share) that would otherwise cause a violation of Section 4.5.5(a), shall be automatically converted into and exchanged for an equal number of shares of Excess Common Stock, effective as of the close of business on the Business Day prior to such Common Stock Constructive Ownership Event, and such Person or Persons shall acquire no rights in such shares.

          (d) If, during the period commencing on the Initial Issue Date and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective), other than a Transfer or Acquisition described in Section 4.5.5(b) or a Common Stock Constructive Ownership Event described in Section 4.5.5(c), would result in any violate
Section 4.5.5(a), then (i) the number of shares of Common Stock (rounded up to the nearest whole share) that would (but for this Section 4.5.5(d)) cause any Person to Beneficially or Constructively Own Common Stock in violation of
Section 4.5.5(a) shall be automatically repurchased by the Corporation from the actual owner of such shares of Common Stock, effective as of the close of business on the Business Day prior to the date of such Special Triggering Event
or other event or occurrence;   (ii) if the automatic repurchase described in
clause (i) of this Section 4.5.5(d) would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning shares of Common Stock in violation of Section 4.5.5(a), then the number of shares of Common Stock (rounded up to the nearest whole share) that otherwise would cause any Person to violate Section 4.5.5(a) shall be automatically converted into and exchanged for an equal number of shares of Excess Common Stock effective as of the close of business on the Business Day prior to the date of such Special Triggering Event or other event or occurrence, and the actual owner shall retain no rights in the shares of Common Stock so converted; or (iii) if the conversion to, and exchange for shares of Excess Common Stock described in clause (ii) would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Section 4.5.5(a), then the Special Triggering Event or other event or occurrence that otherwise would cause such Person to violate Section 4.5.5(a) shall be void ab initio. The repurchase price of each share of Common Stock automatically repurchased pursuant to clause
(i) of this Section 4.5.5(d) shall be a price per share equal to the Market Price on the date of the Special Triggering

Event or other event or occurrence that resulted in the automatic repurchase. Dividends which were accrued but unpaid with respect to the repurchased shares of Common Stock as of the date of the Special Triggering Event or other event or occurrence that resulted in the repurchase shall be paid to the actual owner of the shares of Common Stock prior to the repurchase. Any dividend or other distribution paid after the Special Triggering Event or other event or occurrence that resulted in the repurchase, but prior to the discovery of the Corporation that shares of Common Stock have been automatically repurchased by the Corporation shall be repaid to the Corporation upon demand and any dividend declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock.

          (e) Subject to Section 5.2, notwithstanding any other provisions contained in this Article IV or Section 5.3 during the period commencing on the Initial Issue Date and prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Common Stock (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock.

          (f) It is expressly intended that the restrictions on ownership and transfer described in this Section 4.5.5 shall apply to the exchange rights provided in the Exchange Rights Agreement. Notwithstanding any of the provisions of the Exchange Rights Agreement to the contrary, no party to the Exchange Rights Agreement shall be entitled to effect an exchange of Units into shares of Common Stock if the Beneficial or Constructive Ownership of such shares of Common Stock would be prohibited under the provisions of this Section 4.5.5.

          Section 4.5.6. REMEDIES FOR BREACH. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section
4.5.5 or that
a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any shares of Common Stock in violation of Section
4.5.5 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable, subject to Section 5.2 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial or Constructive Ownership, in violation of Section 4.5.5 shall automatically result in the exchange for Excess Common Stock described in
Section 4.5.5 or the automatic repurchase described in Section 4.5.5(d), as applicable, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

          Section 4.5.7. NOTICE OF RESTRICTED TRANSFER. Any Person who Acquires or attempts or intends to Acquire shares of Common Stock in violation of Section 4.5.5, or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Section 4.5.5, shall immediately give written notice to the Corporation of such Acquisition or Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or attempted, intended or purported Acquisition, Transfer or other event on the Corporation's status as a REIT.

          Section 4.5.8. OWNERS REQUIRED TO PROVIDE INFORMATION. From the Initial Issue Date to the Restriction Termination Date:

          (a) every Beneficial Owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Common Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Common Stock and other shares of the Capital Stock of the Corporation Beneficially or Constructively Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Common Stock Ownership Limit; and

          (b) each Person who is a Beneficial or Constructive Owner of Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          Section 4.5.9. REMEDIES NOT LIMITED. Subject to Sections 5.1 and 5.2, nothing contained in this Section 4.5 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interest of its stockholders in preserving the Corporation's status as a REIT.

          Section 4.5.10. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 4.5, Section 4.6 or any definition contained in Section 4.2, the Board of Directors shall have the power to determine the application of the provisions of this Section 4.5 or Section
4.6 with respect to any situation based on the facts known to it.  In the event
Section 4.5 or 4.6 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.5 or 4.6. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), the shares to be affected by the remedies set forth in Sections 4.5.5(b), (c), and (d) shall be as follows: (1) if a Person would have (but for the remedies set forth in Section 4.5.5(b),(c), and (d) as applicable) Acquired shares of

Common Stock in violation of Section 4.5.5(a), such remedies (as applicable) shall apply first to the shares which, but for such remedies, would have been Acquired and actually owned by such Person, second to shares which, but for such remedies, would have been Acquired by such Person and which would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person; and (2) if a Person is in violation of Section 4.5.5(a) as a result of an event other than an Acquisition of shares of Common Stock by such Person, the remedies set forth in Section 4.5.5(b), (c), or (d) (as applicable) shall apply first to shares which are actually owned by such Person and second to shares which are Beneficially or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person.

          Section 4.5.11.  EXCEPTIONS.

          (a) The Board of Directors, in its sole discretion, may exempt a Person from the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (but not from the limitations set forth in Section 4.5.5(a)(ii)), if (i) such Person is not (A) an individual for purposes of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, or (B) treated as the owner of such stock for purposes of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Common Stock will violate Section 4.5.5, (ii) such Person does not and represents that it will not own, actually or Constructively, shares of Capital Stock to the extent that such Actual or Constructive Ownership of Capital Stock would result in the Corporation being "closely-held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (iii) such Person agrees that any violation or attempted violation of such representations or undertakings
(or other action which is contrary to the restrictions contained in Section
4.5.5 through 4.5.10 of this Article IV) will result in such shares of Common Stock being exchanged for Excess Common Stock or automatically repurchased in accordance with Section 4.5.5.

     (b) Prior to granting any exception pursuant to Section 4.5.11(a), the Board of Directors shall require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

     (c) Subject to Section 4.5.5(a)(iii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Acquire or Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and for a period not exceeding 90 days.

     Section 4.5.12. LEGEND. Each certificate for Common Stock shall bear the following legend:


            "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive
            Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real
            Estate Investment Trust under the Internal Revenue
            Code of 1986, as
         amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Articles of Incorporation, no Person may (i) Beneficially or Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Stock; (ii) Beneficially or Constructively Own shares of Capital Stock which have an aggregate value greater than 9.9% of the total outstanding Capital Stock; (iii) Beneficially or Constructively Own shares of Common Stock that would result in the Corporation being "closely held" under
         Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; or (iv) Transfer or Acquire shares of Common Stock if such Transfer or Acquisition would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Common Stock which cause or will cause a Person to Beneficially or Constructively Own shares of Common Stock in violation of the above restrictions must immediately notify the Corporation. If any of the restrictions on Transfer or ownership applicable to Common Stock are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Common Stock which will be held in trust by the Corporation or in certain circumstances will be automatically repurchased by the Corporation. Excess Common Stock has no dividend rights and no voting rights, and the Corporation has a right to acquire Excess Common Stock under certain circumstances. In addition, the Corporation may repurchase shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions set forth in the Articles of Incorporation shall be void ab initio.
            The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of each class of Capital Stock. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Common Stock who so requests."


4.6  EXCESS COMMON STOCK

     Section 4.6.1. OWNERSHIP IN TRUST. Upon any purported Transfer or other event that results in an exchange of Common Stock for Excess Common Stock pursuant to Section 4.5.5, such Excess Common Stock shall be deemed to have been Transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Trust may later be transferred pursuant to Section 4.6.5. Shares of Excess Common Stock so held in trust shall be issued and outstanding stock of the Corporation but shall not be considered issued and outstanding for purposes of any stockholder vote. The Purported Record Transferee or, in the case of Excess Common Stock resulting from an event other than a Transfer or Acquisition, the Purported Record Holder, shall have no rights in such Excess Common Stock. The Purported Beneficial Transferee or, in the case of Excess Common Stock resulting from an event other than a Transfer or Acquisition, the Purported Beneficial Holder, shall have no rights in such Excess Common Stock except as provided in Section 4.6.5.

     Section 4.6.2. DIVIDEND RIGHTS. Excess Common Stock shall not be entitled to any dividends or periodic distributions.

Any dividend or distribution paid with respect to shares of Common Stock which have been automatically exchanged for shares of Excess Common Stock prior to the discovery by the Corporation that such shares of Common Stock have been exchanged for Excess Common Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid with respect to such shares of Common Stock shall be rescinded as void ab initio.

        Section 4.6.3. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Corporation, as holder of shares of Excess Common Stock in trust, shall be entitled to receive, subject to the preferential rights of holders of Preferred Stock or Excess Preferred Stock, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock and Excess Common Stock as the number of shares of the Excess Common Stock held by the Corporation in trust bears to the total number of shares of Common Stock and Excess Common Stock then outstanding. The Corporation, as holder of the Excess Common Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with Section 4.6.5, any such assets received in respect of the Excess Common Stock in any liquidation, dissolution or winding up of, or any distribution of the assets, of the Corporation.

     Section 4.6.4. VOTING RIGHTS. The holders of shares of Excess Common Stock shall not be entitled to vote on any matters (except as required by the MGCL).

     Section 4.6.5. RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY. Excess Common Stock shall not be transferrable. Unless the Corporation exercises its purchase rights under Section 4.6.6, the Corporation, as Trustee, must, within 15 days of its receipt of Excess Common Stock (the "Excess Common Stock Designation Period") designate a Beneficiary of the Trust (which holds the number of shares of Excess Common Stock attributable to the purported Transfer or other event that resulted in the issuance of such Excess Common Stock), which designation must satisfy the following conditions: (i) the shares of Excess Common Stock held in the Trust would not result in a violation of Section 4.5.5(a) in the hands of the Beneficiary and (ii) the consideration received by the Purported Beneficial Transferee, or, in the case of Excess Common Stock resulting from an event other than a Transfer or Acquisition, the Purported Beneficial Holder, does not exceed the Excess Common Stock Limitation Price. Upon a permitted transfer of an interest in the Trust, the corresponding shares of Excess Common Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and such shares of Common Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Corporation in accordance with the requirements set forth in this Section 4.6.5.

        Section 4.6.6.  PURCHASE RIGHT IN EXCESS COMMON STOCK.  Notwithstanding
Section 4.6.5, shares of Excess Common Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the Excess Common Stock Limitation Price. The Corporation shall have the right to accept such offer up to the end of the Excess Common Stock Designation Period, with payment of the Excess Common Stock Limitation Price due no later than 75 days after the end of the Excess Common Stock Designation Period.

                                   ARTICLE V
                            GENERAL REIT PROVISIONS

     Section 5.1. TERMINATION OF REIT STATUS. The Board of Directors shall take no action to terminate the Corporation's status as a REIT until such time as (a) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (b) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and (c) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.

     Section 5.2. EXCHANGE OR MARKET TRANSACTIONS. Nothing in Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. However, as set forth in Article IV or this Article V certain transactions may be settled by providing Excess Common Stock.

     Section 5.3. KEMPER CORPORATION LIMITATIONS. Notwithstanding anything in these Articles of Incorporation to the contrary, Kemper Corporation, KILICO Realty Corporation, Kemper Investors Life Insurance Company, KFC Portfolio Corp. Federal Kemper Life Assurance Company, Kemper Portfolio Corp. or any Affiliate of any such entity, or any of their successors or permitted assigns, shall not be subject to the Common Stock Ownership Limit with respect to the Acquisition of any shares of Common Stock at or above the Common Stock Ownership Limit pursuant to the pledge by The Prime Group, Inc. or any of its Affiliates of Units or Common Stock if, prior to such Acquisition, such entity shall have (a) delivered to the Corporation either a ruling from the Internal Revenue Service or an opinion of nationally recognized tax counsel which, in either case, concludes that such Acquisition of Common Stock will not jeopardize the Company's status as a REIT because no "individual" (within the meaning of Section 542(a)(2) of the Code) will Beneficially Own or Constructively Own in excess of 9.9% of the outstanding Common Stock, (b) represented to the Corporation that it does not and will not own, actually or Constructively, shares of Capital Stock to the extent that such actual or Constructive Ownership of Capital Stock would result in the Corporation being "closely-held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation (or a tenant of an entity owned or controlled by the Corporation) (or, if a tenant is not a corporation, more than a 9.9% interest in the assets or net profits of such tenant)), (c) undertaken not to take any action which would cause the ownership of any "individual" (within the meaning of Section 542(a)(2) of the Code) to exceed the Common Stock Ownership Limit or Aggregate Stock Ownership Limit and
(d) agreed that any violation of the foregoing representation and undertaking will result in its shares of Common Stock being exchanged for Excess Common Stock in accordance with Section 4.5.5.

          Section 5.4.  SEVERABILITY.  If any provision of Article IV or this
Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          Section 5.5. WAIVER. The Corporation shall have authority at any time to waive the requirements that Excess Stock be issued or be deemed outstanding or that the Corporation repurchase shares of Common Stock in accordance with the provisions of Article IV if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Stock or the fact that such Excess Stock is deemed to be outstanding, or any such repurchase, would not jeopardize the status of the Corporation as a REIT for federal income tax purposes.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

          Section 6.1. MANAGEMENT. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

          Section 6.2. NUMBER. The number of directors which will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-laws but shall in no event be less than three. Any increases or decreases in the size of the Board of Directors shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors. There are currently three directors in office whose names are as follows:


                  Michael W. Reschke
                  David M. Glickman
                  Richard F. Cavenaugh

          Section 6.3. CLASSIFICATION. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. As shall be provided in the By-laws, one class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1995, another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1996, and another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1997, with each class to hold office until its successors are elected and qualify. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 6.4. REMOVAL. Any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 6.5, "cause" shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

          Section 6.5. BY-LAWS. Except as otherwise provided in the MGCL, the Board of Directors shall have power to adopt, amend, alter, change and repeal any By-laws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the aggregate number of votes then entitled to be cast generally in the election of directors. Notwithstanding anything in this
Section 6.5 to the contrary, no amendment, alteration, change or repeal of any provision of the By-laws (a) relating to the classification or removal of directors, (b) relating to the vote of the stockholders required for the amendment or repeal of the By-laws or (c) adopted by the stockholders which is subject to the condition that it may only be amended or repealed by vote of the stockholders, shall be effected without the vote of two-thirds of the aggregate number of votes entitled to be cast generally in the election of Directors.

          Section 6.6. POWERS. The enumeration and definition of particular powers of the Board of Directors included elsewhere in these Articles of Incorporation shall in no way be limited or restricted by reference to or inference from the terms of any other clause or provision of these Articles of Incorporation, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the MGCL as now or hereafter in force.


                                  ARTICLE VII
                                  STOCKHOLDERS

          If a quorum is present when a stockholder meeting convenes, a quorum is deemed to be present for the entire meeting despite the subsequent withdrawal of holders of any shares necessary to establish a quorum.


                                  ARTICLE VIII
                                   LIABILITY

          To the fullest extent permitted by Maryland law, as applicable from time to time, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of these Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.




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


                                   ARTICLE IX
                                INDEMNIFICATION

          The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, any person who at any time was or is, or is the personal representative of a deceased person who was, a director or officer of the Corporation against any judgments, penalties, fines, settlements and reasonable expenses and any other liabilities arising in connection with any action, suit, or proceeding (whether civil, criminal, administrative or investigative) in which such person is or was made a party to, or is threatened to be made a party to, or is or was involved in because of any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation or personal representative of a deceased person who was a director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer, or personal representative of a deceased person who was a director or officer, of the Corporation is a party because of any action alleged to have been taken or omitted in such capacity as a director or officer, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.




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


                                   ARTICLE X
                        WRITTEN CONSENT OF STOCKHOLDERS

          Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the unanimous written consent of stockholders entitled to vote thereon.


                                   ARTICLE XI
                                   AMENDMENT

          The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, including any amendment altering the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares of Capital Stock, upon (a) adoption by the Board of Directors of a resolution recommending such amendment, alteration or repeal, (b) presentation by the Board of Directors to the stockholders of a resolution at an annual or special meeting of the stockholders and (c) approval of such resolution by the affirmative vote of the holders of a majority of the aggregate number of votes entitled to be cast generally in the election of directors; provided, however, that (a) the affirmative vote of the holders of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors shall be required to amend Sections 4.5.3, 6.3 and 6.4 and Article XI hereof and (b) the unanimous approval of the holders of the outstanding stock entitled to vote generally in the election of directors shall be required to amend Sections 4.1.6 and 5.3. All rights conferred upon stockholders herein are subject to this reservation.


                                  ARTICLE XII
                                   EXISTENCE

          The Corporation is to have a perpetual existence.

                                  * * * * * *



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